EXHIBIT NO. 11

            STATEMENT REGARDING THE COMPUTATION OF PER SHARE EARNINGS

============================================================ ================ =================
                                                                June 30,          June 30,
                                                                  1998              1997
------------------------------------------------------------ ---------------- -----------------
Basic earnings per common share                                     $0.61            $0.52
------------------------------------------------------------ ---------------- -----------------
Basic earnings per common share before merger-related
expenses                                                            $0.61            $0.55
------------------------------------------------------------ ---------------- -----------------
Basic weighted average number of share outstanding              7,886,671        7,862,624
------------------------------------------------------------ ---------------- -----------------
Diluted earnings per common share                                   $0.61            $0.52
------------------------------------------------------------ ---------------- -----------------
Diluted earnings per common share before merger-related
expenses                                                            $0.61            $0.55
------------------------------------------------------------ ---------------- -----------------
Diluted weighted average number of shares outstanding           7,921,303        7,877,009
============================================================ ================ =================


The June 30, 1998 data has been adjusted for the four-for-three stock split declared in July 1998, while the June 30, 1997 data has been adjusted for the 10% stock dividend declared in October 1997 as well as the four-for-three stock split of July 1998.